
<ARTICLE> 7
<LEGEND>
This schedule (which was previously filed as Exhibit 7) contains summary financial information extracted from American Premier
Underwriters, Inc. 10-Q for the six months ended June 30, 1996 and is qualified it its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<DEBT-HELD-FOR-SALE>                         1,498,200
<DEBT-CARRYING-VALUE>                          318,700
<DEBT-MARKET-VALUE>                            316,400
<EQUITIES>                                      47,000<F1>
<MORTGAGE>                                           0
<REAL-ESTATE>                                    8,000
<TOTAL-INVEST>                               1,906,300<F2>
<CASH>                                          73,300
<RECOVER-REINSURE>                               5,100
<DEFERRED-ACQUISITION>                          84,200
<TOTAL-ASSETS>                               3,797,900
<POLICY-LOSSES>                              1,133,000
<UNEARNED-PREMIUMS>                            408,000
<POLICY-OTHER>                                       0
<POLICY-HOLDER-FUNDS>                           37,300
<NOTES-PAYABLE>                                265,100
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        47,000
<OTHER-SE>                                   1,533,900
<TOTAL-LIABILITY-AND-EQUITY>                 3,797,900
<PREMIUMS>                                     677,500
<INVESTMENT-INCOME>                            109,500
<INVESTMENT-GAINS>                               6,700
<OTHER-INCOME>                                  62,700<F3>
<BENEFITS>                                     512,300
<UNDERWRITING-AMORTIZATION>                          0
<UNDERWRITING-OTHER>                           161,200
<INCOME-PRETAX>                                139,300<F4>
<INCOME-TAX>                                  (55,000)
<INCOME-CONTINUING>                             84,300
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                (4,600)
<CHANGES>                                            0
<NET-INCOME>                                    79,700
<EPS-PRIMARY>                                        0<F5>
<EPS-DILUTED>                                        0<F5>
<RESERVE-OPEN>                               1,195,000
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                                      0
<CUMULATIVE-DEFICIENCY>                              0

<F1> Includes an investment in investee of $43.7 million.
<F2> Includes loans receivable of $30.3 million and other investments of $4.1 million.
<F3> Includes equity in net earnings of investee of $3.0 million, gain on sale of subsidiry of $53.1 million and other income of $6.6 million.
<F4> Includes policyholder dividends of $.4 million, interest charges on borrowed money of $20.4 million and other operating and general expenses of $22.8 million.
<F5> Not applicable since all common shares are owned by American
     Financial Group, Inc.

